Date August 10,2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sirs,

The firm were previously principal auditors for eWorld Interactive, Inc. (the "Company") and has audited its financial statements for the years ended December 31, 2008 and December 31, 2009. We have read the Company's statements under Item 4 of its Form 8-K -A, dated August 9, 2010, and we agree with such statements therein insofar as they relate to our firm.

Sincerely,

Perfect CPA Partnership

(signature) Ling. Peter. Meng

PERFECT CPA PARTNERSHIP
上海至臻联合会计师事务所